CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 19 to the Registration Statement of Franklin Templeton Global Trust on Form N-1A File No. 33-01212 of our report dated November 25, 1998 on our audit of the financial statements and financial highlights of Franklin Templeton Global Trust, which report is included in the Annual Report to Shareholders for the year ended October 31, 1998, which is incorporated by reference in the Registration Statement.


                                 /s/ PricewaterhouseCoopers LLP



Fort Lauderdale, Florida
December 23, 1998